As filed with the Securities and Exchange Commission on August 5, 1998
                                                    Registration No. 333-_______

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  MARKET FACTS, INC.
                (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                               36-2061602
        (State of Incorporation)                    (I.R.S. Employer
                                                 Identification Number)

             3040 WEST SALT CREEK LANE, ARLINGTON HEIGHTS, ILLINOIS 60005 (Address, including Zip Code, of Registrant's Principal Executive Offices)

                          MARKET FACTS, INC. 1996 STOCK PLAN
                               (Full Title of the Plan)

                                 TIMOTHY J. SULLIVAN
                               Chief Financial Officer
                                  Market Facts, Inc.
                              3040 West Salt Creek Lane
                          Arlington Heights, Illinois 60005
                                    (847) 590-7000
              (Name, Address, and Telephone Number of Agent For Service)

                                      COPIES TO:

                                 Janet O. Love, Esq.
                                Lord, Bissell & Brook
                              115 South LaSalle Street
                               Chicago, Illinois 60603
                                    (312) 443-0700
                     ____________________________________________
                           CALCULATION OF REGISTRATION FEE

                      Amount            Proposed maximum    Proposed maximum
Title of securities   to be             offering price      aggregate            Amount of
to be registered      registered(1)(2)  per share           offering price       registration fee
-------------------------------------------------------------------------------------------------
Common Stock          800,000           $23.375 (3)          $18,700,000 (3)     $5,517 (3)

-------------------------------------------------------------------------------------------------

(1) This Registration Statement registers additional shares of the Registrant's Common Stock issuable pursuant to an amendment to the Market Facts, Inc. 1996 Stock Plan (the "Plan"). Currently, Registration Statement No. 333-37333 is effective with respect to 1,000,000 shares of Common Stock issuable pursuant to the Plan. Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

(2) Together with an indeterminant number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

(3) Estimated pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on July 31, 1998.

                                     INTRODUCTION

              Registration Statement No. 333-37333 was filed with the Securities and Exchange Commission on October 7, 1997 by Market Facts, Inc. (the "Registrant") to register 1,000,000 shares of its common stock, $1.00 par value per share (the "Common Stock"), issuable pursuant to the Market Facts, Inc. 1996 Stock Plan (the "Plan"). Registration Statement No. 333-37333 is still effective. This Registration Statement is being filed to register an additional 800,000 shares of Common Stock issuable by the Registrant pursuant to the Plan, as amended.

               Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-37333 are incorporated herein by reference.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The Registrant hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):

               1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

               2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

               3. The Registrant's Current Report on Form 8-K dated March 31, 1998, as amended; and

               4. The description of the shares of the Registrant's Common Stock, $1.00 par value per share, contained in the Registrant's Form 8-A dated April 30, 1970, Registration Statement No. M181500, registering such shares pursuant to
                    Section 12 of the Securities Exchange Act of 1934 including any amendment or report updating such description.

               In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently furnished appendix to this Registration Statement.

                                      SIGNATURES

               THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Arlington Heights, State of Illinois, on July 30, 1998.

                                        MARKET FACTS, INC.


                                        By: /s/ Thomas H. Payne
                                            -------------------------
                                        Name:  Thomas H. Payne
                                        Its:  Chief Executive Officer


                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy J. Sullivan and Wesley S. Walton or either of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                DATE
-----------------                                ----


/s/ Thomas H. Payne
---------------------------------                July 30, 1998
Thomas H. Payne, Chief Executive Officer
and Director (Principal Executive Officer)



/s/ Timothy J. Sullivan
---------------------------------                July 30, 1998
Timothy J. Sullivan, Chief Financial Officer
Senior Vice President, Treasurer, Assistant
Secretary and Director (Principal Financial
Officer)

/s/ Anthony J. Solarz
---------------------------------                 July 30, 1998
Anthony J. Solarz, Vice President
and Controller
(Principal Accounting Officer)



/s/ William W. Boyd
--------------------------------                   July 30, 1998
William W. Boyd, Director



/s/ Verne B. Churchill
--------------------------------                   July 30, 1998
Verne B. Churchill, Chairman of the Board
and Director



/s/ Lawrence W. Labash
--------------------------------                   July 30, 1998
Lawrence W. Labash, Senior Vice President
and Director



/s/ Jeffery A. Oyster
--------------------------------                   July 30, 1998
Jeffery A. Oyster, Director



--------------------------------                   July 30, 1998
Karen E. Predow, Director



/s/ Sanford M. Schwartz
--------------------------------                   July 30, 1998
Sanford M. Schwartz, Executive Vice
President, President of Market Facts -
New York, Inc. and Director



/s/ Ned L. Sherwood
--------------------------------                   July 30, 1998
Ned L. Sherwood, Director



/s/ Jack R. Wentworth
--------------------------------                   July 30, 1998
Jack R. Wentworth, Director

                                  INDEX TO EXHIBITS


Exhibit
No.            Description
-------        -----------

4.1           Article Fourth of the Registrant's
              Restated Certificate of Incorporation
              (1), as amended (2)

4.2           Rights Agreement dated July 26, 1989
              between the Registrant and First Chicago
              Trust Registrant of New York, as amended
              (3)

4.3           Certificate of Designation, Preferences
              and Rights of Series B Preferred Stock
              (4)

4.4           Market Facts, Inc. 1996 Stock Plan (5),
              as amended (filed herewith)

5             Opinion of Lord, Bissell & Brook (filed
              herewith)

23.1          Consent of KPMG Peat Marwick LLP (filed
              herewith)

23.2          Consent of KPMG Peat Marwick LLP (filed herewith)

23.3          Consent of Lord, Bissell & Brook (included in
              Exhibit 5 above)

24            Power of Attorney of certain officers
              and directors of the Registrant
              (included on the signature page)


____________________

(1) Exhibit is incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

(2) Exhibit is incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(3) Exhibit is incorporated by reference to the Registrant's Form 8-A dated July 3, 1996.

(4) Exhibit is incorporated by reference to Exhibit No. 99(c)(4) of the Registrant's Schedule 13E-4 dated June 11, 1996.

(5) Exhibit is incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.


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